AMENDMENT NO. 4
TO
PLAN OF DISTRIBUTION
PURSUANT TO RULE 12b-1
(Class A Shares, Class B Shares, Class C Shares)
(Reimbursement)
     The Plan of Distribution (the “Plan”), dated February 12, 2010, pursuant to Rule 12b-1, is hereby amended December 1, 2011, as follows:
     WHEREAS, the parties desire to amend the Plan to remove Invesco Balanced Fund, Invesco Dividend Growth Securities Fund, Invesco Value Fund, Invesco Health Sciences Fund, Invesco Global Advantage Fund, Invesco Fundamental Value Fund, Invesco New York Tax Free Income Fund, Invesco Global Dividend Growth Securities Fund, Invesco Health Sciences Fund, Invesco Mid-Cap Value Fund, Invesco Small Mid Special Value Fund, Invesco Special Value Fund and Invesco Tax-Exempt Securities Fund effective December 19, 2011.
     NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with the following:
“SCHEDULE A
PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1
AIM COUNSELOR SERIES TRUST

Portfolio	Shares
Invesco California Tax-Free Income Fund	Class A Shares
Class B Shares
Class C Shares

Invesco Equally-Weighted S&P 500 Fund	Class A Shares
Class B Shares
Class C Shares

Invesco S&P 500 Index Fund	Class A Shares
Class B Shares
Class C Shares
AIM GROWTH SERIES

Portfolio	Shares
Invesco Convertible Securities	Class A Shares
Class B Shares
Class C Shares
AIM INVESTMENT FUNDS

Portfolio	Shares
Invesco Commodities Strategy Fund	Class A Shares
Class B Shares
Class C Shares

Portfolio	Shares
Invesco Pacific Growth Fund	Class A Shares
Class B Shares
Class C Shares
AIM INVESTMENT SECURITIES FUNDS

Portfolio	Shares
Invesco High Yield Securities Fund	Class A Shares
Class B Shares
Class C Shares
AIM SECTOR FUNDS

Portfolio	Shares
Invesco Technology Sector Fund	Class A Shares
Class B Shares
Class C Shares”
     All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.

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